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                                                                EXHIBIT 99.B9(d)

                             STAGECOACH FUNDS, INC.

                                 SERVICING PLAN
                                 --------------


     Section 1. Each of the proper officers of Stagecoach Funds, Inc. (the "Company") is authorized to execute and deliver, in the name and on behalf of the Company, written agreements based substantially on the form attached hereto as Exhibit A or any other form duly approved by the Company's Board of Directors ("Agreements") with broker/dealers, banks and other financial institutions that are dealers of record or holders of record or which have a servicing relationship with the beneficial owners ("Servicing Agents") of the various classes of shares (each a "Class") of the portfolios of the Company (each a "Fund") listed on the attached Appendix, as amended from time to time. Pursuant to such Agreements, Servicing Agents shall provide support services as set forth therein to their clients who beneficially own shares of the particular Class of the particular Fund in consideration of a fee, computed monthly in the manner set forth in the Fund's then current prospectus, at the annual rates set forth on the attached Appendix. The Company's distributor, administrator and adviser and their respective affiliates are eligible to become Servicing Agents and to receive fees under this Servicing Plan. All expenses incurred by a particular Fund in connection with the Agreements and the implementation of this Servicing Plan shall be borne entirely by the holders of the particular Class of the particular Fund involved.

     Section 2. The Company's administrator shall monitor the arrangements pertaining to the Company's Agreements with Servicing Agents. The Company's administrator shall not, however, be obligated by this Servicing Plan to recommend, and the Company shall not be obligated to execute, any Agreement with any qualifying Servicing Agents.

     Section 3. So long as this Servicing Plan is in effect, the Company's administrator shall provide to the Company's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to this Servicing Plan and the purposes for which such expenditures were made.

     Section 4. The Plan shall be effective on the date upon which it is approved by "vote of a majority of the outstanding voting securities," as defined in the Investment Company Act of 1940, as amended, and rules and regulations thereunder, of the particular Class of the Fund and a majority of the Directors of the Company, including a majority of the Qualified Directors, pursuant to a vote cast in person at a meeting or meetings called for the purpose of voting on the approval of the Plan, or on the date the Fund commences operations, if such date is later.

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     Section 5.  Unless sooner terminated, this Servicing Plan (and each related agreement) shall continue in effect for a period of one year from its date of approval and shall continue thereafter for successive annual periods, provided that such Plan is not specifically terminated by a majority of the Board of Directors, including a majority of the Directors who are not "interested persons," as defined in the Investment Company Act of 1940, of the Company and have no direct or indirect financial interest in the operation of this Servicing Plan or in any Agreement related to this Servicing Plan (the "Disinterested Directors") cast in person at a meeting called for the purpose of voting on such approval.

     Section 6. This Servicing Plan may be amended at any time with respect to the Fund by the Company's Board of Directors, provided that any material amendment of the terms of this Servicing Plan (including a material increase of the fee payable hereunder) shall become effective only upon the approvals set forth in Section 5.

     Section 7. This Servicing Plan is terminable at any time with respect to the Fund by vote of a majority of the Disinterested Directors.

     Section 8. While this Servicing Plan is in effect, the selection and nomination of the Disinterested Directors shall be committed to the discretion of such Disinterested Directors.

     Section 9. Notwithstanding anything herein to the contrary, the Fund shall not be obligated to make any payments under this Plan that exceed the maximum amounts payable under Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

     Section 10. The Company will preserve copies of this Servicing Plan, Agreements, and any written reports regarding this Servicing Plan presented to the Board of Directors for a period of not less than six years.



Approved:  January 29, 1998

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                                    APPENDIX
                                    --------


     Fees are expressed as a percentage of the average daily net asset value of the particular Class of the particular Fund beneficially owned by or attributable to such clients of the Servicing Agent.

                                         MAXIMUM
                                          ANNUAL
  FUND AND SHARE CLASS(ES)               FEE RATE
  ------------------------               --------

   STAGECOACH
   ----------

Arizona Tax-Free Fund
    Class A                                .25%
    Class B                                .25%
    Institutional Class                    .25%

Asset Allocation Fund
    Class A                                .30%
    Class B                                .30%
    Class C                                .25%

Balanced Fund
    Class A                                .25%
    Class B                                .25%
    Institutional Class                    .25%

California Tax-Free Bond Fund
    Class A                                .30%
    Class B                                .30%
    Class C                                .25%
    Institutional Class                    .25%

California Tax-Free Income Fund
    Class A                                .30%
    Institutional Class                    .25%

California Tax-Free Money Market Fund
    Single Class                           .30%

California Tax-Free Money Market Trust
    Single Class                           .20%

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                                  MAXIMUM
                                   ANNUAL
  FUND AND SHARE CLASS(ES)        FEE RATE
  ------------------------        --------

Corporate Bond Fund
    Class A                         .25%
    Class B                         .25%
    Class C                         .25%

Diversified Equity Income Fund
    Class A                         .30%
    Class B                         .30%

Equity Index
    Class A                         .25%
    Class B                         .25%
    Class O                         .20%

Equity Value Fund
    Class A                         .25%
    Class B                         .25%
    Class C                         .25%
    Institutional Class             .25%

Government Money Market Fund
    Single Class                    .25%

Growth Fund
    Class A                         .30%
    Class B                         .30%
    Institutional Class             .25%

Index Allocation Fund
    Class A                See Administrative Plan
    Class B                         .25%
    Class C                         .25%

Intermediate Bond Fund
    Class A                         .25%
    Class B                         .25%
    Institutional Class             .25%

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                                         MAXIMUM
                                          ANNUAL
  FUND AND SHARE CLASS(ES)               FEE RATE
  ------------------------               --------

International Equity Fund
    Class A                                .25%
    Class B                                .25%
    Class C                                .25%
    Institutional Class                    .25%

Money Market Fund
    Class A                                .30%
    Service Class                          .25%
    Institutional Class                    .25%

Money Market Trust
    Single Class                           .20%

National Tax-Free Fund
    Class A                                .25%
    Class B                                .25%
    Class C                                .25%
    Institutional Class                    .25%

National Tax-Free Money Market Fund
    Class A                                .25%
    Institutional Class                    .20%

National Tax-Free Money Market Trust
    Single Class                           .20%

Oregon Tax-Free Fund
    Class A                                .25%
    Class B                                .25%
    Institutional Class                    .25%

Overland Express Sweep Fund
    Single Class                           .30%

Prime Money Market Fund
    Class A                                .30%
    Service Class                          .20%
    Institutional Class                    .25%
    Administrative Class                   .15%

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                                                         MAXIMUM
                                                          ANNUAL
  FUND AND SHARE CLASS(ES)                               FEE RATE
  ------------------------                               --------

Short-Intermediate U.S. Government Income Fund
    Class A                                                .30%
    Institutional Class                                    .25%

Short-Term Government-Corporate Income Fund
    Single Class                                  See Administrative Plan

Short-Term Municipal Income Fund
    Single Class                                  See Administrative Plan

Small Cap Fund
    Class A                                                .25%
    Class B                                                .25%
    Class C                                                .25%
    Institutional Class                                    .25%

Strategic Growth Fund
    Class A                                                .25%
    Class B                                                .25%
    Class C                                                .25%

Strategic Income Fund
    Class A                                                .25%
    Class B                                                .25%
    Class C                                                .25%

Treasury Money Market Fund
    Class A                                                .30%
    Class E                                                .30%
    Service Class                                          .20%
    Institutional Class                                    .25%
    Administrative Class                                   .15%

U.S. Government Allocation Fund
    Class A                                                .30%
    Class B                                                .30%

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                                                         MAXIMUM
                                                          ANNUAL
  FUND AND SHARE CLASS(ES)                               FEE RATE
  ------------------------                               --------

U.S. Government Income Fund
    Class A                                                .30%
    Class B                                                .30%
    Class C                                                .25%
    Institutional Class                                    .25%

Variable Rate Government Fund
    Class A                                       See Administrative Plan
    Class C                                                .25%

100% Treasury Fund
    Class A                                                .30%
    Institutional Class                                    .20%



Approved:  January 29, 1998
Approved as amended: November 19, 1998 to include Class O shares of the Equity Index Fund

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